                                                                    EXHIBIT 21.1



                                   CRSS Inc.
                            Significant Subsidiaries
                                 June 30, 1994




                                                                                            Unnamed Subsidiaries
                                         State of Jurisdiction            Line of           --------------------
Name                                       of Incorporation              Business           Domestic      Foreign
- - ----                                       ----------------              --------           --------      -------
CRSS Services, Inc.                            Delaware               Administration           4             0


CRS Sirrine Engineers, Inc.                 South Carolina              Engineering            1             0


CRSS Architects, Inc.                         California               Architecture            1             0


CRSS Constructors International, Inc.          Delaware                Construction
                                                                         Services              1             1


CRSS Constructors, Inc.                        Delaware                Construction
                                                                         Services              3             0


CRSS Capital, Inc.                             Delaware                  Power and
                                                                       Cogeneration            27            0